                                                                    EXHIBIT 12.1

                       UNAUDITED PRO FORMA HEARST-ARGYLE

                       RATIO OF EARNINGS TO FIXED CHARGES

FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED  MONTH ENDED
                                                      DECEMBER 31,  JUNE 30,
                                                          1996        1997
                                                      ------------ -----------
EARNINGS BEFORE FIXED CHARGES:
Net income...........................................   $ 43,099     $22,486
Income tax expense...................................     33,027      17,162
                                                        --------     -------
Income from continuing operations before income
 taxes...............................................     76,126      39,648
Interest expense.....................................     44,650      22,325
Interest portion of rental expenses..................      1,169         585
                                                        --------     -------
Earnings before fixed charges........................   $121,945     $62,558
                                                        ========     =======
FIXED CHARGES:
Interest expense.....................................   $ 44,650     $22,325
Interest portion of rental expenses..................      1,169         585
                                                        --------     -------
Total fixed charges..................................   $ 45,819     $22,910
                                                        ========     =======
Ratio of earnings to fixed charges...................       2.66        2.73
                                                        ========     =======

              THE HEARST BROADCAST GROUP OF THE HEARST CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

  FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 AND 1996 AND FOR THE
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                   SIX MONTHS
                                YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                         --------------------------------------- ---------------
                          1992    1993    1994    1995    1996    1996    1997
                         ------- ------- ------- ------- ------- ------- -------
                           (UNAUDITED)                             (UNAUDITED)
                         ---------------                         ---------------
EARNINGS BEFORE FIXED
 CHARGES:
Net income.............. $13,029 $11,272 $33,891 $40,795 $44,402 $19,930 $22,722
Income tax expense......  10,658  17,123  25,265  30,182  31,907  14,244  16,054
                         ------- ------- ------- ------- ------- ------- -------
Income from continuing
 operations before
 income taxes...........  23,687  28,395  59,156  70,977  76,309  34,174  38,776
Interest expense........  22,707  22,800  22,769  22,271  21,273  12,856  12,515
Interest portion of
 rental expenses........     719     730     762     918     992     496     496
                         ------- ------- ------- ------- ------- ------- -------
Earnings before fixed
 charges................ $47,113 $51,925 $82,687 $94,166 $98,574 $47,526 $51,787
                         ======= ======= ======= ======= ======= ======= =======
FIXED CHARGES:
Interest expense........ $22,707 $22,800 $22,769 $22,271 $21,273 $12,856 $12,515
Interest portion of
 rental expenses........     719     730     762     918     992     496     496
                         ------- ------- ------- ------- ------- ------- -------
Total fixed charges..... $23,426 $23,530 $23,531 $23,189 $22,265 $13,352 $13,011
                         ======= ======= ======= ======= ======= ======= =======
Ratio of earnings to
 fixed charges..........    2.01    2.21    3.51    4.06    4.43    3.56    3.98
                         ======= ======= ======= ======= ======= ======= =======

                            ARGYLE TELEVISION, INC.

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
              AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                         YEARS ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                         -------------------------  -------------------------
                            1995          1996          1996          1997
                         ------------ ------------  ------------  ------------
                                                           (UNAUDITED)
                                                    --------------------------
EARNINGS BEFORE FIXED
 CHARGES:
Loss from continuing
 operations before
 income taxes........... $    (7,965) $    (14,560) $     (7,118) $     (8,295)
Interest expense........      12,053        16,566         7,304         9,407
Interest portion of
 rental expenses........         103           177            89            89
                         -----------  ------------  ------------  ------------
Earnings before fixed
 charges................ $     4,191  $      2,183  $        275  $      1,201
                         ===========  ============  ============  ============
FIXED CHARGES:
Interest expense........ $    12,053  $     16,566  $      7,304  $      9,407
Interest portion of
 rental expenses........         103           177            89            89
                         -----------  ------------  ------------  ------------
Total fixed charges..... $    12,156  $     16,743  $      7,393  $      9,496
                         ===========  ============  ============  ============
Deficiency of earnings
 to fixed charges....... $    (7,965) $    (14,560) $     (7,118) $     (8,295)
                         ===========  ============  ============  ============